Exhibit 99.1

JOINT NEWS RELEASE

H. Patrick Dee	Christopher C. Spencer
Chief Operating Officer of First State	Chief Financial Officer of First State
(505) 241-7102	(505) 241-7154

William A. Mitchell, Jr.	Alice M. Voss
President and Chairman of Front Range	Chief Financial Officer of Front Range
(303) 926-0300	(303) 926-0300

Albuquerque, NM—February 6, 2007—First State Bancorporation (“First State”) (NASDAQ:FSNM) doing business as First Community Bank, and Front Range Capital Corporation (“Front Range”), doing business as Heritage Bank announced today that they have received regulatory approvals from the Federal Reserve Bank of Kansas City, the Colorado Division of Banking and the Financial Institutions Division for the State of New Mexico to merge. Pursuant to the merger agreement First State will acquire Front Range and its wholly owned subsidiary, Heritage Bank for $72 million in cash.

“The approval of the Federal Reserve Bank is the final key step towards completion of these acquisitions,” stated H. Patrick Dee, Executive Vice President and Chief Operations Officer of First State. “Our team is looking forward to this merger and the opportunity to be part of a great organization,” added William A Mitchell Jr., President and Chairman of Front Range.

The completion of this acquisition increases the number of branches in the First State system to 61, giving it a comprehensive branch systems presence in New Mexico, Colorado, Utah, and Arizona. The newly acquired locations in Broomfield, Boulder, Denver, Erie, Firestone, Lafayette, Longmont, and Louisville, Colorado will operate under the First Community Bank name.

The acquisition is expected to close in early March 2007.

ABOUT FIRST STATE

First State is a New Mexico-based bank holding company. First State provides commercial banking services to businesses through its subsidiary bank, First Community Bank, formerly First State Bank N.M. (“First Community Bank” or “Bank”). On February 6, 2007, First State operated 48 branch offices, including 37 in New Mexico (three offices in Taos, thirteen offices in Albuquerque, four offices in Santa Fe, two offices each in Rio Rancho, Clovis, Belen, Las Cruces, and Los Lunas, and one office each in Bernalillo, Pojoaque, Placitas, Moriarty, Gallup, Grants, and Portales), seven in Colorado (Denver, Colorado Springs, Fort Collins, Lakewood, Littleton, and Longmont), two in Arizona (Phoenix and Sun City), and two in Utah (Midvale and Salt Lake City). On February 6, 2007 First State stock opened at $22.60 per share.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the acquisition of Front Range. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include the risks that have been described from time to time in First State’s reports filed with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2005 and its respective quarterly reports on Form 10-Q filed in 2006. This document speaks only as of its date, and each of First State and Front Range disclaims any duty to update the information herein.

Certain statements in this news release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The discussions may include forward-looking statements. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” or “anticipate” or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include changes in interest rates, local business conditions, government regulations, loss of key personnel or inability to hire suitable personnel, faster or slower than anticipated growth, economic conditions, our competitors’ responses to our marketing strategy or new competitive conditions, and competition in the geographic and business areas in which we conduct our operations. Other factors are described in First State’s filings with the Securities and Exchange Commission. First State is under no obligations to update any forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

First State’s news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State’s website at www.fcbnm.com. Investors and security holders may also obtain these documents free of charge at the SEC’s website at www.sec.gov.

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